EXHIBIT 99.1

Press Contact:	Investor Relations Contact:
Bob Berger	Michael Magaro
TIBCO Software Inc.	TIBCO Software Inc.
(415) 846-5713	(650) 846-5747
bberger@tibco.com	mmagaro@tibco.com

TIBCO SOFTWARE REPORTS

THIRD QUARTER FINANCIAL RESULTS

PALO ALTO, Calif., September 16, 2003 – TIBCO Software Inc. (Nasdaq:TIBX), a leading enabler of real-time business and the leading independent business integration software company in the world, as demonstrated by market share and analyst reports, today announced results for its third fiscal quarter ended August 29, 2003. Total revenues for the third quarter were $66.1 million. License revenues for the third quarter were $34.6 million. Net income for the quarter calculated in accordance with accounting principles generally accepted in the United States was $2.7 million or $0.01 per share.

TIBCO had non-GAAP net income for the third fiscal quarter of $3.5 million. TIBCO’s non-GAAP net income per share on a fully diluted basis was $0.02 for the quarter. Non-GAAP results exclude stock-based compensation charges and amortization of acquired intangibles, and assume a non-GAAP effective tax rate of 38%.

“TIBCO continues to show strong operating performance, with growth in revenues during Q3,” said Vivek Ranadive, Chairman and CEO of TIBCO Software. “We are optimistic about our business and focused on continued market share gains.”

Highlights for TIBCO’s Third Fiscal Quarter 2003

•	During Q3, we added 59 new customers, ending the quarter with more than 2,100 customers. These include organizations such as A.G. Edwards, Lufthansa Systems, Men’s Wearhouse, Panhandle Eastern Pipeline Company, Tufts Health and WellPoint Health Networks, among others. In addition, we increased and successfully expanded our business relationships with market leaders such as Siemens Business Services, Southwest Airlines, Carlson Travel, Wind Telecomunicazioni, Merial, Devon Canada, Vodafone and Mena eSolutions.

•	During the third quarter, TIBCO also formed OEM relationships with Sybase and Salesforce.com and continued to strengthen and expand partnerships with key Systems Integrators and software vendors, such as Accenture, BearingPoint, Deloitte, EDS, HP and NCR Teradata.

Conference Call Details

TIBCO Software has scheduled a conference call for 5:00 p.m. EST today to discuss its fiscal third quarter results. Interested parties may access the conference call over the Internet through CCBN at www.companyboardroom.com. To listen to the live call, please go to the Web site at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast of the call, a replay will be available through TIBCO Software Inc.’s website at www.tibco.com shortly after the live call ends.

About TIBCO Software Inc.

TIBCO Software Inc. (Nasdaq:TIBX) is the leading independent business integration software company in the world, demonstrated by market share and analyst reports. In addition, TIBCO is a leading enabler of Real-Time Business, helping companies become more cost-effective, more agile and more efficient. TIBCO has delivered the value of real-time business, what TIBCO calls The Power of Now®, to over 2,100 customers around the world and in a wide variety of industries. For more information on TIBCO’s proven business integration, business optimization and enterprise backbone solutions, TIBCO can be reached at 650-846-1000 or on the Web at www.tibco.com. TIBCO is headquartered in Palo Alto, CA.

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TIBCO, the TIBCO logo, The Power of Now and TIBCO Software are trademarks or registered trademarks of TIBCO Software Inc. in the United States and/or other countries. All other product and company names and marks mentioned in this document are the property of their respective owners and are mentioned for identification purposes only.

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Legal Notice Regarding Forward-Looking Statements: This release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements include, without limitation, statements regarding TIBCO’s market share, business, customers, markets served and the strength of TIBCO’s business. These statements are subject to risks and uncertainties that could cause our actual results to differ materially from these anticipated by such forward-looking statements. These risks and uncertainties include, without limitation: possible fluctuations in the demand for TIBCO’s products and services; possible fluctuations in economic conditions affecting the market for TIBCO’s products and services; TIBCO’s ability to compete with existing or new competitors; TIBCO’s ability to successfully strengthen and expand its customer relationships; TIBCO’s ability to expand its market share; and the risk that the strength of TIBCO’s business may not be maintained. Additional information concerning risks and uncertainties that could cause our actual results to differ materially from those contained in the forward-looking statements can be found in TIBCO’s filings with the Securities and Exchange Commission (“SEC”), including but not limited to its most recent reports on Forms 10-Q and 10-K filed with the SEC on July 9, 2003 and February 5, 2003. Copies of filings made with the SEC are available through the SEC’s electronic data gather analysis and retrieval system (EDGAR) at www.sec.gov. TIBCO

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assumes no obligation to update the forward-looking statements included in this release to reflect events or circumstances occurring after the date of this release.

TIBCO provides non-GAAP net income and non-GAAP net income per share data as additional information for its operating results. These measures are not in accordance with, or an alternative for, accounting principles generally accepted in the United States and may be different from non-GAAP measures used by other companies. TIBCO believes that presentation of non-GAAP net income and non-GAAP net income per share data provides useful information to management and investors regarding certain additional financial and business trends relating to the company’s financial condition and results of operations.

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TIBCO Software Inc.

Non-GAAP Statements of Operations

Impact of Non-GAAP Adjustments on Reported Net Income

(unaudited, in thousands, except per share data)

	Three Months Ended August 29, 2003			Nine Months Ended August 29, 2003
	GAAP	Adjustments*	Non-GAAP	GAAP	Adjustments*	Non-GAAP
Revenue	$66,114	$—	$66,114	$191,235	$—	$191,235
Cost of revenue	15,657	(44)	15,613	42,907	(164)	42,743

Gross profit	50,457	44	50,501	148,328	164	148,492
Operating expenses:
Research and development	14,197	(77)	14,120	48,967	(452)	48,515
Sales and marketing	28,489	(85)	28,404	84,575	(223)	84,352
General and administrative	4,414	(10)	4,404	15,224	(67)	15,157
Restructuring charges	—	—	—	1,100	(1,100)	—
Amortization of acquired intangibles	1,691	(1,691)	—	5,073	(5,073)	—

Total operating expenses	48,791	(1,863)	46,928	154,939	(6,915)	148,024
Income from operations	1,666	1,907	3,573	(6,611)	7,079	468
Interest and other income, net	2,138	—	2,138	12,233	—	12,233

Income before income taxes	3,804	1,907	5,711	5,622	7,079	12,701
Provision for income taxes(1)	1,088	1,082	2,170	1,806	3,020	4,826

Net income	$2,716	$825	$3,541	$3,816	$4,059	$7,875

Net income per share—basic	$0.01		$0.02	$0.02		$0.04

Basic shares outstanding	211,827		211,827	211,088		211,088

Net income per share—diluted	$0.01		$0.02	$0.02		$0.04

Diluted shares outstanding	219,681		219,681	218,991		218,991

* The following table summarizes the adjustments for the respective periods presented:

	Three Months Ended August 29, 2003	Nine Months Ended August 29, 2003
Net income, GAAP	$2,716	$3,816
Stock-based compensation charges	216	906
Amortization of acquired intangibles	1,691	5,073
Restructuring charges	—	1,100
Provision for income taxes (1)	(1,082)	(3,020)

Net income, non-GAAP	$3,541	$7,875

(1) A projected pro forma effective tax rate for 2003 of 38% has been used to adjust the provision for income taxes for non-GAAP presentation purposes.

TIBCO Software Inc.

Balance Sheets

(unaudited, in thousands)

	August 29, 2003	May 30, 2003	November 30, 2002
ASSETS
Current assets:
Cash and cash equivalents	$94,887	$116,346	$57,229
Short-term investments	506,465	530,192	580,624
Accounts receivable, net	36,533	48,599	59,795
Accounts receivable from related parties	260	3,127	1,483
Other current assets	16,036	15,267	14,462

Total current assets	654,181	713,531	713,593

Property and equipment, net	123,214	48,167	54,827
Other assets	35,055	8,886	8,348
Goodwill	103,006	103,183	101,994
Acquired intangibles, net	9,566	11,257	15,826

Total assets	$925,022	$885,024	$894,588

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable	$4,068	$4,348	$5,242
Amounts due related parties	1,492	122	1,846
Accrued liabilities	28,555	36,418	41,681
Accrued excess facilities costs	44,760	46,757	51,311
Deferred revenue	38,275	47,923	49,781
Current portion of long term debt	1,604	—	—

Total liabilities	118,754	135,568	149,861

Long-term note payable	52,266	—	—
Stockholders’ equity:
Common stock	213	211	210
Additional paid-in capital	919,392	916,064	912,821
Unearned stock-based compensation	(422)	(632)	(1,333)
Accumulated other comprehensive income	873	2,580	2,897
Accumulated deficit	(166,054)	(168,767)	(169,868)

Total stockholders’ equity	754,002	749,456	744,727

Total liabilities and stockholders’ equity	$925,022	$885,024	$894,588

TIBCO Software Inc.

Statements of Operations

(unaudited, in thousands, except per share data)

	Three Months Ended August 30, 2002	Nine Months Ended August 30, 2002	Three Months Ended May 30, 2003	Three Months Ended August 29, 2003	Nine Months Ended August 29, 2003
License Revenue:
Non-related parties	$30,802	$105,840	$27,977	$32,410	$85,171
Related parties	3,841	11,441	2,823	2,192	15,205

Total license revenue	34,643	117,281	30,800	34,602	100,376

Service and maintenance revenue:
Non-related parties	24,913	73,602	26,303	26,574	77,786
Related parties	3,014	9,385	3,826	4,189	11,239
Billed expenses	718	1,834	539	749	1,834

Total service and maintenance revenue	28,645	84,821	30,668	31,512	90,859

Total revenue	63,288	202,102	61,468	66,114	191,235
Cost of revenue:
Stock-based compensation	108	429	65	44	164
Other cost of revenue non-related parties	13,887	44,273	13,297	14,134	40,662
Other cost of revenue related parties	51	2,292	199	1,479	2,081

Gross Profit	49,242	155,108	47,907	50,457	148,328

Operating expenses:
Research and development
Stock-based compensation	296	1,083	148	77	452
Other research and development	17,788	52,302	17,119	14,120	48,515
Sales and marketing
Stock-based compensation	431	926	100	85	223
Other sales and marketing	31,773	97,193	29,099	28,404	84,352
General and administrative
Stock-based compensation	237	893	18	10	67
Other general and administrative	5,329	16,343	5,728	4,404	15,157
Acquired in-process research and development	—	2,400	—	—	—
Restructuring charges	19,692	49,336	—	—	1,100
Amortization and acquired intangibles	6,354	18,227	1,691	1,691	5,073

Total operating expenses	81,900	238,703	53,903	48,791	154,939

Loss from operations	(32,658)	(83,595)	(5,996)	1,666	(6,611)
Interest and other income, net	5,965	18,810	4,092	1,391	10,118
Realized gain (loss) on investments	1,189	(8,611)	900	747	2,115

Net income (loss) before income taxes	(25,504)	(73,396)	(1,004)	3,804	5,622
Provision (benefit) for income taxes	19,882	24,551	(444)	1,088	1,806

Net income (loss)	$(45,386)	$(97,947)	$(560)	$2,716	$3,816

Net income (loss) per share—basic	$(0.22)	$(0.48)	$0.00	$0.01	$0.02

Shares used to compute net income per share—basic	208,026	204,600	211,213	211,827	211,088

Net income (loss) per share—diluted	$(0.22)	$(0.48)	$(0.00)	$0.01	$0.02

Shares used to compute net income per share—diluted	208,026	204,600	211,213	219,681	218,991